As filed with the Securities and Exchange Commission on March 13, 2019

Registration No. 333-143955

Registration No. 333-125977

Registration No. 333-107322

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-143955

FORM S-8 REGISTRATION STATEMENT NO. 333-125977

FORM S-8 REGISTRATION STATEMENT NO. 333-107322

UNDER THE SECURITIES ACT OF 1933

TOYOTA JIDOSHA KABUSHIKI KAISHA

(Exact name of registrant as specified in its charter)

TOYOTA MOTOR CORPORATION

(Translation of registrant’s name into English)

Japan	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1 Toyota-cho, Toyota City

Aichi Prefecture 471-8571

Japan

(Address of principal executive offices, including zip code)

2006 Employee Share Option Program

2005 Employee Share Option Program

2004 Employee Share Option Program

2003 Employee Share Option Program

2002 Stock Option Plan

2001 Global Incentive Plan

(Full Title of Plans)

Toyota Motor North America, Inc.

6565 Headquarters Dr.

Plano, TX 75024

1-469-292-4000

Attention: Sandra Phillips Rogers

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the following Registration Statements on Form S-8 (collectively, the Registration Statements) filed by Toyota Motor Corporation (the Company):

•

Registration Statement No. 333-143955, originally filed with the Securities and U.S. Exchange Commission (the Commission) on June 22, 2007, which registered 2,104,000 common shares of the Company (the shares) for issuance under the 2005 Employee Share Option Program and 3,176,000 shares for issuance under the 2006 Employee Share Option Program;

•

Registration Statement No. 333-125977, originally filed with the Commission on June 20, 2005, which registered 1,958,000 shares for issuance under the 2003 Employee Share Option Program and 2,021,000 shares for issuance under the 2004 Employee Share Option Program; and

•

Registration Statement No. 333-107322, originally filed with the Commission on July 25, 2003, which registered 1,876,000 shares for issuance under the 2002 Stock Option Plan and 1,477,000 shares for issuance under the 2001 Global Incentive Plan.

In accordance with an undertaking made by the Company in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold at the termination of the offering, each of the Registration Statements is hereby amended to deregister, as of the effective date of this Post-Effective Amendment No. 1, any shares that were previously registered and that remain unsold under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in Aichi Prefecture, Japan on the 13th day of March, 2019.

TOYOTA MOTOR CORPORATION

By:	/s/ Takanori Azuma
Name: Takanori Azuma
Title: Human Resources Div.
General Manager

Note: In reliance upon Rule 478 under the U.S. Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment No. 1.